Exhibit 3.2

THE N. T. BUTTERFIELD & SON BANK ACT, 1904 (as amended) THE BANK OF N. T. BUTTERFIELD & SON LIMITED, BERMUDA

WHEREAS a petition has been presented to the Legislature of these Islands by the persons named in the second section of this Act setting forth that they have agreed to form themselves into a joint stock company to take over the banking business which has for many years past been carried on in the City of Hamilton in the said Islands under the firm name of N.T. Butterfield & Son, and to carry on the same from the first day of July next under the name or style of the Bank of N.T. Butterfield & Son, and praying that an Act may be passed conferring on the petitioners the necessary powers for carrying on the said banking business and for incorporating the said Company, and for enabling the Receiver General to open an account with the said Company under the provisions of the Public Treasury Act, 1902, and it is deemed expedient to grant the prayer of the said petition:

Be it, therefore, enacted by the Governor, Legislative Council and Assembly of the Bermudas or Somers Islands as follows:

1.              In this Act the following expressions shall, where not inconsistent with the context, have the meanings assigned to them in this section, that is to say:-

(a)         the expression “the Bank” means The Bank of N. T. Butterfield & Son Limited.;

(b)         the expression “the Banks and Deposit Companies Act” means the Bank and Deposit Companies Act, 1999 [1999:40] as the same may be amended from time to time;

(c)          the expression “the Companies Act” means the Companies Act 1981 [title 17 item 5] as the same may be amended from time to time;

(d)         the expression “the Court” means the Supreme Court of Bermuda; and

(e)          the expression “the Minister” means the Minister of Finance.

2.              Nathaniel Augustus Butterfield, James Adams Conyers, Henry Lockward, Edgar Campbell Wilkinson, John Emilio Lightbourne, John Cox Watlington, Henry James Cox, Hilton Albert Pitt, Arthur Samuel Rowe Spurling, John Pierce Hand, William James Howard Trott, Jeremiah Scott Pearman, John Dickinson Middleton Godet, Arthur William Bluck, Mervyn Stuart Burrows, Henry John BalkwilI Dunkley, Richard Darrell, Edward Joseph Thompson, Musson Wainwright, Daniel Robert William Burrows, Reginald Woodifleld Appleby, Ormond Tucker Middleton, Nathaniel White Hutchings, Charles Archibald Vincent Frith, John Foggo Eve, John Atkins Payne Pitt, James Reginald Conyers, Henry William Watlington, Howard Villiers Smith, Thomas Melville Dill, Benjamin Frederick Stephen Frith, Charles Albert Jones, Harry Durham Butterfield, Edwin Wheatley Jones, Ormond Ralph Loblein and Theodosius Roland Lightbourne or such of them as shall respectively subscribe not less than one hundred and twenty Bermuda dollars of the capital of the banking company hereby incorporated and all other persons who shall hereafter become proprietors of a share or shares of the said capital are hereby declared to be a body corporate under the name of “The Bank of N. T. Butterfield & Son Limited”, with the right to have the exclusive use of that name in these Islands, and under that name to have perpetual succession and to sue or be sued or to take or defend any action, suit or proceeding in any court of law or equity and to have and use a common seal with power to renew, vary or change the same at pleasure.

3.              The capital of the Bank shall be such sum as the Bank shall by a resolution of its shareholders from time to time determine, and such capital shall be divided into shares of a par value of one Bermuda dollar (BD$1.00) each or in par value of such other amount or such other currency denomination as shall by a resolution of the shareholders of the Bank be determined from time to time.

4.              The liability of the shareholders of the Bank is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

5.              The objects for which the Bank is formed are as follows:-

(a)         to engage in and carry on banking business, including all functions and services normally associated with such business, and, in particular, but without prejudice to the generality of the foregoing:-

(i)                           to carry on in any part of the world the business of banking of all kinds and to transact and do all matters and things incidental thereto, or which may at time hereafter, at any place where that Bank shall carry on business, be usually carried on as part of or in connection with, or which may conduce to or be calculated to facilitate or render profitable the transaction of, the business of banking or dealing in money or securities of any kind;

(ii)                        to receive on any current, savings, deposit or other similar account or otherwise on any terms, money which is repayable on demand or otherwise, including by cheque or by order and to borrow, raise or take up money with or without security;

(iii)                     to deposit, lend or advance money, securities or other property with or without security, and generally to make or negotiate loans and advances of every kind;

(iv)                    to draw, make, accept, endorse, grant, discount, acquire, subscribe or tender for, buy, sell, issue, execute guarantee, negotiate, transfer, hold, invest or deal in, honour, retire, pay, secure or otherwise dispose of obligations, instruments (whether transferable or negotiable or not) and securities of every kind;

(v)                       to grant, issue, negotiate, honour, retire and pay letters of credit, travellers’ cheques, circular notes, drafts and other instruments and forms of credit of every kind;

(vi)                to buy, sell and otherwise deal in foreign exchange, precious metals, bullion, specie, securities, spot and forward commodities and financial instruments (including, without limitation, futures, swaps and options) of every kind;

(vii)                 to receive money, securities, documents, and valuables of every description on deposit or for safe custody or otherwise;

(viii)              to collect, hold and transmit money and securities and to act as agent for the receipt or payment of money or the receipt or delivery of securities or documents and to establish, maintain or participate in any kind of system for the transmission of funds;

(ix)                    to issue and transact business in respect of all types of bankers’ cards and debit and credit cards whether issued by the Bank or by any other person or company;

(x)                       to act as registrars and transfer agents for any company or other entity and to maintain for any company or other entity any records and accounts which may be requisite for the purpose, and to undertake any duties in relation to the registration of transfers of bonds, debentures, debt instruments and shares or other securities, the issue and deposit of certificates or other documents evidencing title to such securities or otherwise; and

(xi)                    to act as agents, brokers, advisers or consultants in relation to the investment of money and all insurance, pension and taxation matters and generally to transact all agency, braking, advisory or consultancy business of every kind;

(b)         to enter into any guarantee, bond, recognisance, contract of indemnity or suretyship and otherwise to give security or become responsible for the performance of any obligation or duties by any person or company and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets, present and future, and uncalled capital of the Bank or by both such methods the performance of the obligations of, and the payment of monies secured by, or payable under or in respect of the securities of, any company or person including (but without limitation) any bank in business, and to give and take counter-guarantees and indemnities and to receive security for the implementation of any obligation and generally to carry on the business of a guarantee company in all its aspects;

(c)          to promote, effect, negotiate, offer for sale by tender or otherwise, guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription of (whether absolutely or conditionally), participate in, manage or carry out, on commission or otherwise, any issue, public or private, of the securities of any company, to lend money for the purposes of any such issue, and to act as dealers in securities whether as principal or agent;

(d)         to act as executors, administrators and trustees, and to undertake, execute and administer trusts of all kinds, whether private or public, including purpose, religious and charitable trusts, and generally to carry on what is usually known as trustee and executor business, and in particular and without limiting the generality of the above to act as judicial and custodian trustees, trustees for the holders of debentures and debenture stock, and to act as receivers, managers, agents, and liquidators, and as an attorney acting under a power of attorney;

(e)          to hold, administer, sell, realise, invest, dispose of, and deal with the moneys and property, both real and personal, and to carry on, manage, sell, realise, dispose of and deal with any business comprised or included in any estate or matter committed to the Bank in any capacity authorised by paragraph (d) of this section:-

provided always that nothing contained in Section 8 of this Act shall be construed to prevent the Bank from holding, disposing or otherwise dealing with shares in its own capital which shall come into its hands in any capacity authorised by paragraph (d) of this section; and provided further that nothing herein contained shall give the Bank in any capacity authorised by paragraph (d) of this section, greater power and authority than is permitted by law to an individual exercising any like capacity;

(f)           to lend money committed to the Bank in any capacity authorised by paragraph (d) of this section on mortgage of real estate in Bermuda without the sanction of the Minister:-

provided that nothing herein contained shall be construed to authorise the Bank to loan money on mortgage of real estate in Bermuda as trustee for any corporation so as to circumvent any law now or hereafter in force in Bermuda; and provided further that nothing herein contained shall give the Bank in any capacity authorised by paragraph (d) of this section, greater powers and authority than is permitted by law to an individual exercising any like capacity;

(g)          to act as banker and to transact any banking or allied business on behalf of the estate, matter or trust with respect to the moneys entrusted to the Bank in any of the capacities set out in paragraph (d) of this section in the same manner and upon the same terms as would apply in the ordinary course of business with a customer not connected with the estate, matter or trust and the Bank shall not be liable to account for any profit made thereby;

(h)         where the Bank acts in any capacity authorised by paragraph (d) of this section, to make charges and receive fees therefor, to be payable from income or assets in the Bank’s hands or as shall be otherwise agreed, as follows:

(i)                           as shall be agreed between the Bank and the customer committing the business to its hands;

(ii)                        as shall be provided under the terms of any will, trust instrument or other document or by court order if in any of such cases the Bank shall agree to act thereunder;

(iii)                     in default of agreement or provision as mentioned in sub-paragraphs (i) and (ii) of this paragraph, in addition to the Bank’s proper disbursements, such charges and fees, not in excess of those specified in the schedule* to this Act, as the Bank may from time to time determine, provided that the court may in any particular case, on the petition of any person interested or of the Bank, reduce or increase the Bank’s charge or fee to such charge or fee as the court may consider proper;

Provided that in this sub-paragraph, the expression “proper disbursements” shall include charges made by the Bank in its capacity as banker;

(i)             to make or implement such arrangements as it may consider necessary for the preservation and protection of its overseas property, assets and businesses and of the interests of shareholders and creditors against loss resulting from local, international or overseas emergencies or other occurrences, restrictions or natural disasters affecting such property, assets or business;

(j)            to do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others; and

(k)         to do all such acts or things as are incidental or conducive to the attainment of the above objects or any of them.

6.              Subject to and in accordance with the provisions of the Companies Act and the Banks and Deposit Companies Act, the Bank shall have power:-

(a)         to issue preference shares which are, or at the option of the Bank or the holder thereof, are liable to be redeemed; and

(b)         to purchase its own shares.

7.              The Bank has power to acquire with the previous sanction of the Minister and hold and enjoy real estate situate in Bermuda bona fide required for its business or far housing its staff or providing amenities for its staff and may let such portions thereof as shall not be required for the time being.

8.              The Bank has power to hold shares in its own capital as treasury shares in accordance with the provisions of the Companies Act, 1981 as amended from time to time.

9.              No advance to a director or officer of the Bank shall at any time exceed one tenth of the total advances of the Bank.

10.       Any shareholder of the Bank may sue the Bank or any officer thereof, and the Bank may sue any shareholder or officer of the Bank, in any matter of contract in any court of law, notwithstanding any community of interest.

11.       The Bank when acting as agent or in any other capacity authorised by paragraph (d) of Section 5 of this Act shall be entitled to avail itself of all privileges and powers granted to executors, administrators or trustees by any Act for the time being in force.

12.       The moneys and securities of each estate, matter and trust shall always be kept distinct and in separate accounts and so marked in the books of the Bank, so as always to be distinguished from any other in the registers and other books of accounts to be kept by the Bank, and so invested that at no time shall such moneys form part of or be mixed with the general assets of the Bank, and the Bank shall in the receipt of the rents or income and in the overseeing and the management of trust and other property keep distinct records and accounts of all operations connected therewith.

13.       The moneys, properties and securities received or held by the Bank in any capacity authorised by paragraph (d) of Section 5 of this Act shall not be liable for the debts or obligations of the Bank.

14.       (1)   Whenever the personal attendance of the Bank in any capacity authorised by paragraph (d) of section 5 of this Act is required in a court or elsewhere the Bank shall be entitled to make such attendance in the person of any officer of the Bank; and the duties of the Bank in any such capacity may be discharged on behalf of the Bank by any such officer; and in every case where the Bank is acting in any such capacity, the officers and directors of the Bank shall be individually and collectively, in their own proper persons, responsible to the courts, and shall, in their own proper persons, be liable by process of attachment or commitment for contempt or by other process to all courts having jurisdiction on that behalf for the proper discharge of their duties and for obedience to rules, orders and decrees of such courts in the same manner and to the same extent as if such officers and directors had personally been acting in any capacity authorised by this Act, but notwithstanding such personal responsibility of the officers and directors of the Bank, the Bank shall remain liable for any pecuniary loss which may be occasioned or which may happen through the imperfect or improper discharge or through the neglect of the Bank or of any of its officers of any act or duty in respect of any office, appointment or engagement held or entered upon by the Bank.

(2)              Any officer of the Bank may authorise in writing any employee of the Bank to take any oath, make any declarations, verify any account and give personal attendance at any court or place:-

provided that any such authorisation shall not in any way relieve any officer of the Bank from any personal attendance if so required by any court.

15.       So long as any estate or matter in respect of which the Bank is acting in any capacity authorised by paragraph (d) of Section 5 of this Act shall remain in whole or in part unadministered it shall not be lawful to proceed to wind up the Bank voluntarily, unless with sanction of the Court, and it shall be lawful for any person or corporation interested in such estate or matter, or, who may have any claim in respect thereof, to apply by petition to the Court in regard thereto to restrain the winding up voluntarily of the Bank, and the Court shall in every such case have power to make such order in the matter as the circumstances of each case shall appear to the Court to require.

16.       If in any proceeding against a director or person occupying the position of director for negligence or breach of trust or for any offence imposed by law it appears to the court hearing the case that the director or person is or may be liable in respect of the negligence or breach of trust or offence, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust or offence, that court may relieve him, either wholly or partly from his liability on such terms as that court may think proper.

17.       The Bank is hereby empowered, out of profits only:-

(a)         to provide for the welfare of persons now or formerly in the employment of the Bank and the wives, widows, and families of such persons, by grants of money, pensions or other payments and by providing or subscribing towards places of instruction and recreation and hospitals, dispensaries, medical and other attendance, and such other assistance as the Bank may from time to time think fit; and

(b)         to subscribe or contribute from time to time to any charitable benevolent, religious, scientific, colonial or other institutions or useful objects as the Bank shall from time to time see fit.

SCHEDULE

Scale of maximum charges and fees in the absence of agreement, provision or Court Order:

1.              Upon the winding up or termination of any estate, trust or matter an amount equal to five per cent of the market value (as determined by the Bank) of the moneys and assets the subject of such estate, trust or matter; and

2.              Upon the appointment or distribution prior to the winding up or termination of any estate, trust or matter, of any money or asset the subject thereof; an amount equal to five per cent of the market value (as determined by the Bank) of the money or asset so appointed or distributed; and

3.              Ten per cent of income derived from the collection of rent; and

4.              Five per cent of income derived from any source other than that specified in paragraph 3 of this Schedule or an annual fee equal to one quarter of one per cent of the market value (as determined by the Bank) of the moneys and assets the subject of the estate, trust or matter, whichever shall be the greater; and

5.              A brokerage fee of one quarter of one per cent on the purchase or sale of any asset forming the subject of any estate, trust or matter, such fee in the case of a purchase or sale to be based on the purchase or sale price of such asset.